February 29, 2000



Cavalier Homes, Inc.
Post Office Box 300
Addison, Alabama 35570
Attention:  Mr. Mike Murphy, Chief Financial Officer

Re:      Amended and Restated Revolving and Term Loan Agreement

Gentlemen:

                  Pursuant to a Revolving, Warehouse and Term Loan Agreement dated as of February 17, 1994, as amended March 14, 1996, and as further amended June 1, 1998 (as heretofore amended, the "Loan Agreement"), by and among Cavalier Homes, Inc., certain of its Subsidiaries and Cavalier Acceptance Corporation (collectively, the "Borrowers") and First Commercial Bank ("Lender"), we have made available to the Borrowers, jointly and severally, a Revolving Loan of up to $10,000,000.00, and to Cavalier Acceptance Corporation ("Cavalier Acceptance"), a Warehouse and Term Loan Facility of up to $25,000,000.00 (the "$25,000,000.00 Loan").

                  This letter shall serve as our commitment and agreement with you that, subject to the terms and conditions set forth herein, Lender will agree to renew the Revolving Loan, increase the maximum dollar amount available to the Borrowers under the Revolving Loan, continue to make available to Cavalier Acceptance Corporation the Term Loan(s), and make certain other changes to the Loan Agreement, all as specified herein. Unless otherwise defined in this letter, capitalized terms herein will have the meanings given to them in the Loan Agreement.

                  Our agreement set forth herein shall be subject to the execution of an Amended and Restated Revolving and Term Loan Agreement, a Joinder Agreement and such other loan documentation as we and our counsel may require, and containing such terms and conditions as we may reasonably require and as may be customary for such agreements, and it is expressly understood and agreed that none of the amendments and changes specified in this letter will become effective unless and until all such definitive documents have been executed and all other conditions to their effectiveness have been satisfied.

                  Subject to the foregoing and pursuant to the terms and conditions hereinafter described, this will serve as our commitment to you as follows:

                  1.       (a)      Increase in Revolving Loan  Commitment:  The
Revolving Loan Commitment shall be increased from $10,000,000 to $35,000,000.00.

                           (b)      Reduction of Revolving Rate:  The definition
of "LIBOR Rate" shall be amended to mean the Base LIBOR Rate plus 200 basis points (2.00%). The definition of "Revolving Rate" shall be amended to mean the per annum rate of interest equal to the Prime Rate in effect from time to time, as adjusted as follows: (i) until maturity of the Revolving Note the Prime Rate shall be reduced by one-half of one percent (0.50%), and (ii) after maturity of the Revolving Note, whether by demand, acceleration or otherwise, the Prime Rate shall be increased by two percent (2.00%).

                           (c)      Interest    Options   for   Revolving  Loan:
Article II of the Loan Agreement shall be amended so that the applicable interest rate for the Revolving Loan will be equal to whichever of the following rates shall, from time to time, be selected by the Borrower: (i) the Prime Rate minus one-half of one percent (0.50%), or (ii) Three-month (90 days) LIBOR plus 200 basis points (2.00%).

                  2. Availability of Advances: Availability of Advances under the Revolving Loan shall be extended to April 15, 2002.

                  3. Warehouse Loan: Article III shall be amended to delete the availability of the Warehouse Loan entirely.

                  4. Term Loan: Article III shall be amended to provide that Cavalier Acceptance has the option to draw down on the Revolving Loan up to and until April 15, 2002 and to convert the amount so advanced into a term loan subject to all the existing terms and conditions applicable to the Term Loan under the current Loan Agreement; provided that any amounts repaid on any term loan will be available for reborrowing under the Revolving Loan; provided further that in no event shall the aggregate outstanding principal amount of the Revolving Loan and the Term Loan(s) exceed $35,000,000.00.

                  5. Fees and Charges: In consideration of the Lender's issuance of this letter, the Borrowers shall pay to Lender the following commitment and utilization fees, each of which when paid shall be deemed fully-earned and non-refundable:

                           (a)      Cavalier  Homes,  Inc.  shall pay to  Lender
a commitment fee equal to 30 basis points (0.30%) multiplied by the Revolving Loan Commitment ($105,000.00).

                           (b)      The  Borrowers shall pay to Lender an annual
non-usage fee equal to 25 basis points (0.25%) multiplied by the Unused Line Amount. The Unused Line Amount will be the amount by which $35,000,000.00 exceeds the average outstanding balance of the Revolving Loan for the preceding term. The Unused Line Amount shall be payable on April 15, 2001 and April 15, 2002.

                  The Borrowers shall further be jointly and severally responsible for the payment of all legal costs or fees incurred by Lender in connection with the preparation of the documentation necessary to provide for the matters described in this letter. The Borrowers acknowledge and agree with Lender that each of the fees described in the paragraphs above are fair and reasonable payments to be made by Borrowers to Lender on account of the loan commitments provided herein, and each of the Borrowers understand that the obligation to pay such fees shall be absolute and unconditional, regardless of whether the transactions contemplated hereby are closed.

                  6. Joinder to Loan Agreement: It is acknowledged and contemplated that each wholly owned Subsidiary of Cavalier Homes, Inc. shall be a co-borrower under the Loan Agreement, and Cavalier Homes, Inc. will cause each of its Subsidiaries that are not presently parties to the Loan Agreement to execute such documents as may be reasonably required by the Lender in order for such Subsidiary to become a Participating Subsidiary under the Loan Agreement as well as for Lender to perfect its first priority security interest in the assets of each such Subsidiary.

                  7. Amended and Restated Revolving and Term Loan Agreement. The availability of the funds to be provided to the Borrowers and to Cavalier Homes and Cavalier Acceptance shall be governed by and subject to all terms and conditions presently set forth in the Loan Agreement, as shall be amended and restated to contain such additional terms and provisions as may be required by Lender. Lender and Borrowers will enter into certain other amendments to the Loan documents, including but not limited to, additional UCC-1 financing statements, security agreements, and pledge agreements, as may be required by Lender. Such Amended and Restated Revolving and Loan Agreement shall specifically include, but not necessarily be limited to, the following:

                           (a)      Covenant 7.2(U) shall be amended to increase
the   maximum   aggregate   capital   expenditures   for any   fiscal   year  to
$15,000,000.00.

                           (b)      Covenant 7.2(H)(6) shall be amended to add a
proviso that notwithstanding the limitation on Indebtedness secured by Permitted Liens and lease obligations, Cavalier may incur up to $25,000,000.00 of indebtedness to be used for the purchase of inventory for its retail manufactured housing sales operations and with such indebtedness permissibly secured by a prior perfected lien on such inventory in favor of such floor plan lender(s);

                           (c)      Covenant 7.2(M) shall be   amended to  add a
subsection (5) as follows: (5) Any eligible equity investment (as determined in Borrowers' reasonable discretion) in an annual aggregate amount not to exceed $500,000.)

                           (d)      Covenant  7.2(G) shall be amended to provide
that Cavalier Homes may guaranty up to $75,000.00 in principal amount of lines of credit used for such dealer to purchase such Inventory.

                           (e)      Covenant   7.3(A)(1)  shall  be  amended  to
increase the Net Working Capital from at least $3,500,000.00 to at least $15,000,000.00 and to add a minimum current ratio requirement of 1.17 to 1.00.

                           (f)      Covenant   7.3(A)(2)  shall  be  amended  to
require that the sum of the following must be not less than $100,000,000.00 at all times: (A) Consolidated Tangible Net Worth, plus (B)(i) in fiscal year 2000, that treasury stock that has been purchased by Borrowers in year 2000, and (ii) in fiscal year 2001, that treasury stock that has been purchased by Borrowers in years 2000 and 2001.

                           (g)      Covenant   7.3(A)(4)  shall  be  amended  to
change the ratio of Consolidated Cash Flow (measured on a historical basis) to Debt Service from not less than 1.50 to 1.00 to 1.75 to 1.00.

                           (h)      Covenant 7.3(A)(5), and all other references
contained in the Loan Agreement to a Borrowing Base, will be deleted in their entirety.

                  8. Opinion of Counsel: The Lender will be provided with such opinion of counsel as it may request which verifies the authorization, execution, delivery and enforcement of the Loan Documents, and pertaining to such other matters as the Lender may require.

                  This letter is not intended to, and does not, contain all of the terms, provisions and conditions to funding that may be included in the final loan documents, which shall include, among other provisions, conditions that will require that all representations and warranties made in the Loan Agreement shall be true and correct as of the date of the closing and funding, and providing further that on the date of any Advance or Term Loan Conversion, no Default or Event of Default under the Loan Agreement shall have occurred and be continuing.

                  Unless accepted by you on or before February 29, 2000, this offer will expire, and the various transactions described herein must be consummated on or before March 31, 2000, or this commitment shall expire.

                  If the terms and conditions described herein are acceptable to you, please indicate your acceptance by returning a signed copy of this letter to me, together with the commitment fees of $105,000.00, not later than February 29, 2000.


                  We appreciate the opportunity to provide this financing for you.

                                            Very truly yours,

                                             /s/ James D. Williams
                                            -----------------------------
                                            James D. Williams
                                            Vice President




                  Accepted and agreed to this 29th day of February, 2000.

                                            FOR ALL BORROWERS:

                                            CAVALIER HOMES, INC.

                                            By:  /s/ Michael R. Murphy
                                                --------------------------------
                                            Its: Chief Financial Officer
                                                --------------------------------

                                            CAVALIER ACCEPTANCE CORPORATION


                                            By:  /s/ June Martin
                                                --------------------------------
                                            Its: Secretary
                                                --------------------------------

March 29, 2000



Mr. Mike Murphy
Chief Financial Officer
Cavalier Homes
P.O. Box 300
Addison, AL  35570

Dear Mike,

Per our discussion, First Commercial Bank will agree to make the following changes to the new restated and amended loan agreement which is to close this Friday, March 31, 2000.

1) Covenant 7.3(A)(2) shall be amended to require that the sum of the following must be not less than $90,000,000.00 at all times: (A) Consolidated Tangible Net Worth, plus (B)(i) in fiscal year 2000, that treasury stock that has been purchased by Borrowers in year 2000, and
         (ii) in fiscal year 2001, that treasury stock that has been purchased by Borrowers in years 2000 and 2001.

2) The definition of tangible net worth shall be amended. Section (F) under the definition of Tangible Net Worth regarding deferred expenses will be deleted.

Please call me if you have any further questions on this matter.

Sincerely,


/s/ James D. Williams
----------------------
James D. Williams
Vice President